Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces First Quarter 2012 Financial Results

•                  Total revenue of $34.1 million, up 53% year-over-year

•                  GAAP operating income of $0.6 million; non-GAAP operating income of $3.8 million, up 52% year-over-year

•                  GAAP net income of $0.2 million; non-GAAP net income of $3.4 million

•                  Adjusted EBITDA of $4.1 million, up 58% year-over-year

Orange, Conn., May 8, 2012 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of communications lifecycle management (CLM) software and related services, today announced financial results for its first quarter ended March 31, 2012.

“We are very pleased with the company’s execution during the first quarter, as we exceeded the high end of guidance across all of our key operating metrics,” stated Albert Subbloie, president and CEO of Tangoe. “The combination of growing market demand and the compelling value proposition associated with Tangoe’s suite of integrated CLM solutions continues to fuel the strong growth of our recurring revenue.”

Subbloie added, “The completion of our follow-on offering shortly after the end of the first quarter provides Tangoe with additional resources to execute our strategy focused on solid organic growth combined with strategic acquisitions.  Tangoe’s continued market share gains are evidence that our strategy is working, and we believe that we are still at the early stages of a significant market opportunity.”

First Quarter 2012 Financial Highlights

•                  Revenue: Total revenue for the first quarter was $34.1 million, an increase of 53% on a year-over-year basis. Recurring technology and services revenue was $30.7 million, an increase of 54% on a year-over-year basis. Strategic consulting, software licenses and other services revenue contributed the remaining $3.4 million of total revenue for the first quarter of 2012.

•                  Operating Income: GAAP operating income for the first quarter was $0.6 million, compared to operating income of $0.7 million for the first quarter of 2011.  Non-GAAP operating income for the first quarter was $3.8 million, representing an increase of 52% compared to $2.5 million for the first quarter of 2011.

•                  Net Income (Loss): GAAP net income for the first quarter was $0.2 million, compared to a $0.6 million net loss for the same period last year. GAAP diluted income per share for the first quarter was $0.00, based on 39.4 million weighted-average diluted shares outstanding, compared to a loss per share of $0.33, after deducting dividends and accretion related to our preferred stock and based on 4.7 million weighted-average shares outstanding, for the same period last year.

Non-GAAP net income for the first quarter was $3.4 million, up 100% compared to $1.7 million for the first quarter of 2011. Non-GAAP diluted net income per share for the first quarter was $0.09 based on 39.4 million weighted-average diluted shares outstanding compared to $0.06 per share based on 28.3 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the first quarter was $4.1 million, an increase of 58% compared to $2.6 million for the first quarter of 2011. Adjusted EBITDA margin was 11.9% for the first quarter of 2012, an increase compared to an 11.5% margin for the same period last year.

•                  Cash and Cash Flow: As of March 31, 2012, Tangoe had cash and cash equivalents of $37.9 million, compared to $43.4 million at the end of the prior quarter.  During the first quarter, the company used $8.6 million in cash, net of cash acquired, related to the acquisitions of Anomalous Networks and ttMobiles. Subsequent to the end of the quarter, Tangoe closed its follow on offering on April 3, 2012, which generated net proceeds to Tangoe in excess of $37 million.

The company generated $3.5 million in net cash from operations for the first quarter of 2012, compared to $1.1 million during the first quarter of 2011.  The company generated $3.1 million in unlevered free cash flow for the quarter, an increase of 94% compared to $1.6 million during the first quarter of 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of May 8, 2012 Tangoe is providing guidance for its second quarter and full year 2012 as follows:

•                  Second Quarter 2012 Guidance: Total revenue is expected to be in the range of $35.0 million to $35.5 million. Adjusted EBITDA is expected to be in the range of $4.3 million to $4.5 million. Non-GAAP net income per share is expected to be approximately $0.09 based on approximately 41.7 million weighted-average diluted shares outstanding.

•                  Full Year 2012 Guidance: Total revenue is expected to be in the range of $142.3 million to $144.3 million, an increase from prior guidance of $141.5 million to $143.5 million provided on February 21, 2012. Adjusted EBITDA is expected to be in the range of $20.2 million to $20.7 million, an increase from prior guidance of $20.0 million to $20.5 million provided on February 21, 2012. Non-GAAP net income per share is expected to be in the range of $0.41 to $0.42 based on approximately 41.3 million weighted-average diluted shares outstanding.  Non-GAAP net income per share guidance provided on February 21, 2012 was $0.42 to $0.43 based on approximately 39.5 million weighted average diluted shares.  Non-GAAP net income per share guidance would have increased were it not for a $0.02 per share impact associated with the increased share count following the completion of the company’s follow-on offering shortly after the end of the first quarter, which was not anticipated at the time guidance was previously provided.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the company’s financial results for the first quarter of 2012 and business outlook. To access this call, dial 800.753.9188 (United States), or 719.325.2222 (international), with conference ID # 7748159. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com/, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through May 22, 2012, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is 7748159.

About Tangoe

Tangoe is a leading global provider of communications lifecycle management (CLM) software and services to a wide range of global enterprises, including large and medium-sized businesses and other organizations. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, mobile device management, invoice processing, expense allocation and accounting and asset decommissioning and disposal. Tangoe’s communications management platform is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and decrease (increase) in fair value of warrants for redeemable convertible preferred stock; less amortization of leasehold interest and interest income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and amortization of deferred financing costs.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, amortization of deferred financing costs and decrease (increase) in fair value of warrants for redeemable convertible preferred stock.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments and IPO related expense payments less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 29, 2012, as amended by our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 26, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2012

Revenue:
Recurring technology and services	$19,927	$30,756
Strategic consulting, software licenses and other	2,414	3,391
Total revenue	22,341	34,147

Cost of revenue:
Recurring technology and services	9,057	14,316
Strategic consulting, software licenses and other	1,272	1,458
Total cost of revenue	10,329	15,774

Gross profit	12,012	18,373

Operating expenses:
Sales and marketing	3,698	5,544
General and administrative	3,736	6,701
Research and development	2,862	3,689
Depreciation and amortization	1,008	1,875
Income from operations	708	564

Other income (expense), net
Interest expense	(659)	(235)
Interest income	4	17
Increase in fair value of warrants for redeemable convertible preferred stock	(540)	—
(Loss) income before income tax provision	(487)	346
Income tax provision	126	154
Net (loss) income	(613)	192
Preferred dividends	(929)	—
Accretion of redeemable convertible preferred stock	(16)	—
(Loss) income applicable to common stockholders	$(1,558)	$192

(Loss) income per common share:
Basic	$(0.33)	$0.01
Diluted	$(0.33)	$0.00

Weighted average number of common share:
Basic	4,672	33,826
Diluted	4,672	39,431

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2011	2012
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,407	$37,866
Accounts receivable	25,311	26,551
Prepaid expenses and other current assets	2,503	3,428
Total current assets	71,221	67,845
COMPUTERS, FURNITURE AND EQUIPMENT-NET	3,334	3,496

OTHER ASSETS:
Intangible assets-net	28,800	34,543
Goodwill	36,266	44,728
Security deposits and other non-current assets	1,241	1,906
TOTAL ASSETS	$140,862	$152,518

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,605	$8,555
Accrued expenses	7,061	7,925
Deferred revenue-current portion	9,051	9,457
Notes payable-current portion	7,904	13,187
Other current liabilities	1,079	746
Total current liabilities	31,700	39,870

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	1,659	3,601
Deferred revenue-less current portion	2,624	2,274
Notes payable-less current portion	8,290	4,918
Total liabilities	44,273	50,663

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	3	3
Additional paid-in capital	142,905	147,909
Warrants for common stock	10,610	10,610
Less: notes receivable for purchase of common stock	(93)	—
Accumulated deficit	(56,795)	(56,603)
Other comprehensive loss	(41)	(64)
Total stockholders’ equity	96,589	101,855
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$140,862	$152,518

TANGOE, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2011	2012

Operating activities:
Net (loss) income	$(613)	$192
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of debt discount	180	191
Amortization of leasehold interest	—	(24)
Depreciation and amortization	1,008	1,875
(Decrease) increase in deferred rent liability	(125)	43
Amortization of marketing agreement intangible assets	19	32
Allowance for doubtful accounts	11	—
Deferred income taxes	126	6
Stock based compensation expense	835	1,624
Increase in fair value of warrants for redeemable convertible preferred stock	540	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(1,606)	190
Prepaid expenses and other assets	94	—
Other assets	(444)	10
Accounts payable	815	928
Accrued expenses	(424)	(1,112)
Deferred revenue	713	(426)
Net cash provided by operating activities	1,129	3,529
Investing activities:
Purchases of computers, furniture and equipment	(86)	(426)
Cash paid in connection with acquisitions, net of cash received	(8,166)	(8,577)
Net cash used in investing activities	(8,252)	(9,003)
Financing activities:
Repayment of debt	(11,949)	(1,544)
Borrowings of debt	20,000	—
Proceeds from repayment of notes receivable	—	70
Deferred financing costs	(170)	—
Proceeds from exercise of options	205	1,396
Net cash provided by (used in) financing activities	8,086	(78)

Effect of exchange rate on cash	—	11

Net increase (decrease) in cash and cash equivalents	963	(5,541)
Cash and cash equivalents, beginning of period	5,913	43,407
Cash and cash equivalents, end of period	$6,876	$37,866

TANGOE, Inc.

Calculation of Non-GAAP Operating Income (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2011		2012
		% of		% of
	Amount	Revenue	Amount	Revenue
Income from operations	$708	3.2%	$564	1.7%

Add:
Stock based compensation expense	835	3.7%	1,624	4.8%
Amortization of intangibles	664	3.0%	1,378	4.0%
Amortization of debt discount	180	0.8%	191	0.6%
Amortization of deferred financing costs	64	0.3%	—	0.0%

Non-GAAP income from operations	$2,451	11.0%	$3,757	11.0%

TANGOE, Inc.

Reconciliation of Net (loss) income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2011		2012
		% of		% of
	Amount	Revenue	Amount	Revenue
Net (loss) income	$(613)	-2.7%	$192	0.6%
Interest expense	659	2.9%	235	0.7%
Interest income	(4)	0.0%	(17)	0.0%
Income tax provision	126	0.6%	154	0.5%
Depreciation and amortization	1,008	4.5%	1,875	5.5%
Amortization of marketing agreement intangible assets	19	0.1%	32	0.1%
Amortization of leasehold interest	—	0.0%	(24)	-0.1%
Stock based compensation expense	835	3.7%	1,624	4.8%
Increase in fair value of warrants for redeemable convertible preferred stock	540	2.4%	—	0.0%

Adjusted EBITDA	$2,570	11.5%	$4,071	11.9%

TANGOE, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2012
Net (loss) income	$(613)	$192

Add:
Stock based compensation expense	835	1,624
Amortization of intangibles	664	1,378
Amortization of debt discount	180	191
Amortization of deferred financing costs	64	—
Increase in fair value of warrants for redeemable convertible preferred stock	540	—

Non-GAAP net income	$1,670	$3,385

Non-GAAP net income per share: diluted	$0.06	$0.09

Fully diluted weighted average shares outstanding	28,322	39,431

TANGOE, Inc.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2011	2012
Cost of revenue	$149	$250
Sales and marketing	173	366
General and administrative	472	915
Research and development	41	93

Total	$835	$1,624

TANGOE, Inc.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2011	2012
Net cash provided by operating activities	$1,129	$3,529

Add:
Interest payments, net	399	36
IPO Expense payments	405	—

Subtract:
Capital Expenditures	383	426

Unlevered Free Cash Flow	$1,550	$3,139

Investor Contact:

Seth Potter

ICR

512.344.0277

ir@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com